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As filed with the Securities and Exchange Commission on October 26, 2001

File No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE TIMBERLAND COMPANY
(Exact name of registrant as specified in its charter)

Delaware	02-0312554
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

200 Domain Drive
Stratham, New Hampshire 03885
(603) 772-9500

(Address of Principal Executive Offices)

2001 Non-Employee Directors Stock Plan
(Full Title of the Plan)

JEFFREY B. SWARTZ
President and Chief Executive Officer
200 Domain Drive
Stratham, New Hampshire 03885
Telephone: (603) 772-9500
Telecopy: (603) 773-1630
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Please send copies of all communications to:

THOMAS J. WHITE, ESQ.
The Timberland Company
200 Domain Drive
Stratham, New Hampshire 03885
(603) 772-9500

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Class A Common Stock, par value $0.01 per share	200,000 shares	$32.50	$6,500,000	$1,625

(1)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of the Class A Common Stock, par value $0.01 per share, as reported on the New York Stock Exchange Composite Transactions tape on October 22, 2001.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

    In accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Instructional Note to Part I of Form S-8, the information required by Part I to be contained in the Section 10(a) prospectus has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

    The Timberland Company (the "Registrant" or the "Company") hereby incorporates the following documents herein by reference:

  (a)
  Annual Report on Form 10-K for the year ended December 31, 2000, and any amendment thereto, including portions of the Company's definitive Proxy Statement dated March 28, 2001 filed in connection with the Company's 2001 Annual Meeting of Stockholders.

  (b)
  All other reports filed by the Company pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Company's Annual Report referred to above.

  (c)
  The description of the Class A Common Stock, $0.01 par value per share, of the Registrant contained in its Registration Statement on Form 8-A (File No. 1-9548) filed on May 17, 1991, including any amendments or reports filed for the purpose of updating such description.

    All documents subsequently filed by the Registrant pursuant to Section 13(a), Section 13(c), Section 14 and Section 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference from the date of filing of such documents.

Item 4. Description of Securities.

    Not applicable.

Item 5. Interests of Named Experts and Counsel.

    John E. Beard, a member of the Board of Directors of the Company, is also of counsel in the law firm of Ropes & Gray. Ropes & Gray has issued an opinion regarding the validity of the shares of Common Stock in connection with this Registration Statement.

Item 6. Indemnification of Directors and Officers.

    Section 145 of the Delaware General Corporation Law, as amended (the "DGCL"), provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption), or (iv) for any transaction from which the director derived an improper personal benefit.

    Section 8 of the Registrant's Restated Certificate of Incorporation, as amended, requires the Registrant to indemnify each person who is or was or has agreed to be a director or officer of the Registrant against expenses (including attorney's fees), judgments, fines, penalties and amounts paid in settlement to the maximum extent permitted from time to time under the DGCL. In addition, Section 9 provides that no director of the Registrant shall be liable for any breach of fiduciary duty, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

    The Registrant maintains insurance, at its expense, to protect itself and any of its directors, officers, employees or agents covered thereby against any expense, liability or loss, subject to certain limits in coverage and deductibles, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the DGCL. The Registrant intends to maintain such insurance so long as such insurance is available at reasonable rates.

Item 7. Exemption From Registration Claimed.

    Not applicable.

Item 8. Exhibits.

    Exhibit

4.1	(a)	Restated Certificate of Incorporation dated May 14, 1987. (1)
	(b)	Certificate of Amendment of Restated Certificate of Incorporation dated May 22, 1987. (1)
	(c)	Certificate of Ownership merging The Nathan Company into The Timberland Company dated July 31, 1987. (1)
	(d)	Certificate of Amendment of Restated Certificate of Incorporation dated June 14, 2000. (1)
	(e)	Certificate of Amendment of Restated Certificate of Incorporation dated September 27, 2001, filed herewith.
4.2	By-Laws, as amended February 19, 1993. (2)
4.3	The Timberland Company 2001 Non-Employee Directors Stock Plan, filed herewith.
5.0	Opinion of Ropes & Gray, filed herewith.

23.1	Consent of Deloitte & Touche LLP, filed herewith.
23.2	Consent of Ropes & Gray (contained in the opinion filed as Exhibit 5 to this registration statement).
24	Power of Attorney (Included on Signature Page).

(1)
Filed as an exhibit to the Annual Report on Form 10-K for the fiscal year ended December 31, 2000, and incorporated herein by reference.

(2)
Filed as an exhibit to the Annual Report on Form 10-K for the fiscal year ended December 31, 1998, and incorporated herein by reference.

Item 9. Undertakings.

  (a)
  The undersigned Registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b)
  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Stratham, the State of New Hampshire on this the 26th day of October, 2001.

THE TIMBERLAND COMPANY
By:	/s/ JEFFREY B. SWARTZ Jeffrey B. Swartz President and Chief Executive Officer

POWER OF ATTORNEY

    Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and constitutes Brian P. McKeon, Danette Wineberg and Thomas J. White, and each of them singly, his or her true and lawful attorneys with full power to them, and each of them singly, to sign for him or her and in his or her name in the capacities indicated below any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, and he or she hereby ratifies and confirms his or her signature as it may be signed by said attorneys, or any of them, to any and all such amendments.

Signature	Capacity in Which Signed	Date

/s/ SIDNEY W. SWARTZ Sidney W. Swartz	Chairman of the Board and Director	October 26, 2001
/s/ JEFFREY B. SWARTZ Jeffrey B. Swartz	President, Chief Executive Officer and Director (Principal Executive Officer)	October 26, 2001
/s/ BRIAN P. MCKEON Brian P. McKeon	Chief Financial Officer and Senior Vice President—Finance and Administration	October 26, 2001
/s/ DENNIS W. HAGELE Dennis W. Hagele	Vice President—Finance and Corporate Controller (Chief Accounting Officer)	October 26, 2001
/s/ ROBERT M. AGATE Robert M. Agate	Director	October 26, 2001

/s/ JOHN E. BEARD John E. Beard	Director	October 26, 2001
/s/ JOHN F. BRENNAN John F. Brennan	Director	October 26, 2001
/s/ IAN W. DIERY Ian W. Diery	Director	October 26, 2001
/s/ JOHN A. FITZSIMMONS John A. Fitzsimmons	Director	October 26, 2001
/s/ VIRGINIA H. KENT Virginia H. Kent	Director	October 26, 2001
/s/ BILL SHORE Bill Shore	Director	October 26, 2001
/s/ ABRAHAM ZALEZNIK Abraham Zaleznik	Director	October 26, 2001

EXHIBIT INDEX

Number	Title of Exhibit
4.1	(a) Restated Certificate of Incorporation dated May 14, 1987. (1)
(b) Certificate of Amendment of Restated Certificate of Incorporation dated May 22, 1987. (1)
(c) Certificate of Ownership merging The Nathan Company into The Timberland Company dated July 31, 1987. (1)
(d) Certificate of Amendment of Restated Certificate of Incorporation dated June 14, 2000. (1)
(e) Certificate of Amendment of Restated Certificate of Incorporation dated September 27, 2001, filed herewith.
4.2	By-Laws, as amended February 19, 1993. (2)
4.3	The Timberland Company 2001 Non-Employee Directors Stock Plan, filed herewith.
5.0	Opinion of Ropes & Gray, filed herewith.
23.1	Consent of Deloitte & Touche LLP, filed herewith.
23.2	Consent of Ropes & Gray (contained in the opinion filed as Exhibit 5 to this registration statement).
24	Power of Attorney (Included on Signature Page).

(1)
Filed as an exhibit to the Annual Report on Form 10-K for the fiscal year ended December 31, 2000, and incorporated herein by reference.

(2)
Filed as an exhibit to the Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and incorporated herein by reference.

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PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX